Exhibit 10.1
AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT
     THIS AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT, dated as of November 5, 2007 (this “Amendment”), is made by and among STILLWATER MINING COMPANY, a Delaware corporation (the “Borrower”), and TORONTO DOMINION (TEXAS) LLC, as administrative agent (in such capacity, the “Administrative Agent”), for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders, the Administrative Agent, U.S. Bank National Association, as documentation agent, and TD Securities (USA) LLC (formerly known as TD Securities (USA) Inc.), as lead arranger, have heretofore entered into that certain Credit Agreement, dated as of August 3, 2004 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement,” and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, as of the date hereof, the Borrower is not in compliance with Section 7.2.16(a) of the Existing Credit Agreement and Section 7.1.1(d) of the Existing Credit Agreement insofar as such Section relates to the giving of a notice with respect to such failure to comply with Section 7.2.16(a) (collectively, the “Existing Events of Default”) and the Borrower has requested that the Lenders waive the Existing Events of Default;
     WHEREAS, each Lender that executes and delivers a signature page to this Amendment in the form of the “Lender Consent” attached hereto (a “Lender Consent”) will be deemed to have agreed to the terms of this Amendment;
     WHEREAS, the Borrower has also requested that certain amendments be made to the Existing Credit Agreement, as set forth in Article II herein;
     WHEREAS, the Required Lenders are willing, on the terms and subject to the conditions set forth below, to consent to such amendments of the Existing Credit Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the Required Lenders hereby agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Amendment” is defined in the preamble.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Existing Credit Agreement” is defined in the first recital.
     “Existing Events of Default” is defined in the second recital.
     “Lender Consent” is defined in the third recital.
     “Second Amendment Effective Date” is defined in Article IV.
     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
WAIVER OF EXISTING EVENTS OF DEFAULT
     SECTION 2.1. Waiver. Subject to the satisfaction (or waiver) of the conditions set forth in Article IV, the Lenders hereby waive the Existing Events of Default.
ARTICLE III
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     SECTION 3.1. Amendments. Subject to the satisfaction (or waiver) of the conditions set forth in Article IV, the Existing Credit Agreement is hereby amended as of the date of this Amendment in accordance with this Section 3.1.
     SECTION 3.1.1. Amendments to Definition of “Debt”. The definition of “Debt” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the phrase “(calculated without duplication)” immediately following the phrase “... of the definition of Indebtedness”, and by adding the phrase “(calculated without duplication)” immediately following the phrase “... the aggregate face amount”.

     SECTION 3.1.2. Amendment to Definition of “Applicable Margin”. The definition of “Applicable Margin” in Section 1.1 of the Existing Credit Agreement is hereby amended as follows:
(a)	The table in clause (b) thereof shall be amended by changing the reference to “>2.00:1 and <2.50:1” with a reference to “<2.50:1” and by deleting the final row in such table.

(b)	Clause (c) thereof shall be amended and restated in its entirety to read as follows:

“(c)	with respect to Term Loans, at all times, 150 basis points per annum, in the case of Term Loans maintained as Base Rate Loans, and 250 basis points per annum, in the case of Term Loans maintained as LIBO Rate Loans.”
     SECTION 3.1.3. Amendments to Section 7.2.7.
(a)	The table in Section 7.2.7 of the Existing Credit Agreement is hereby amended and restated to read as follows:

Capital
Expenditure Amount
Fiscal Year	(in millions)
2004	$90.0
2005	$110.0
2006	$95.0
2007	$95.0
2008	$95.0
2009	$95.0

(b)	Section 7.2.7 is hereby further amended by deleting the word “and” at the end of clause (i) of the proviso thereto, by replacing the period at the end of clause (ii)(C) thereof with “; and” and by inserting the following new clause (iii) at the end thereof:

“(iii) in addition to Capital Expenditures made pursuant to the foregoing, the Borrower may make or commit to make, or may permit one or more of its Subsidiaries to make or commit to make, at any time, additional Capital Expenditures not exceeding $25,000,000 in the aggregate solely for the purpose of the construction of a second smelting furnace at the Borrower’s processing facility located in Columbus, Montana.”

     SECTION 3.1.4. Amendments to Section 7.2.16. Clause (a) of Section 7.2.16 of the Existing Credit Agreement is hereby amended and restated to read as follows:
“(a)	any agreement or arrangement pursuant to which it and such Subsidiaries are required to sell and physically deliver in any calendar year:

(i)	palladium in an aggregate amount equal to more than the sum of the following:

(x)	100% of the Borrower’s Annual Palladium Production for such calendar year, plus

(y)	any palladium acquired during such calendar year under any Norilsk Metal Agreement, plus

(z)	an amount of palladium acquired from Persons other than the Borrower and its Affiliates or generated by the Borrower’s recycling activities, up to a maximum amount for any calendar year not to exceed 20% of the Borrower’s Annual Palladium Production for such calendar year; or

(ii)	platinum in an aggregate amount equal to more than 100% of the Borrower’s Annual Platinum Production, or”.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
     The waiver contained in Section 2.1 and the amendments contained in Section 3.1 shall be effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Article IV (the “Second Amendment Effective Date”).
     SECTION 4.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of (a) this Amendment duly executed and delivered by (i) the Borrower and (ii) the Administrative Agent on behalf of the Required Lenders that have executed and delivered to the Administrative Agent their written agreement or consent to the amendments contained herein pursuant to the execution and delivery of a Lender Consent.
     SECTION 4.2. Amendment Fee. The Administrative Agent shall have received all fees due and payable in connection with this Amendment pursuant to Section 6.3.
     SECTION 4.3. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 6.4 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

ARTICLE V
REPRESENTATIONS AND WARRANTIES
     SECTION 5.1. Representations and Warranties. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent, Issuer and each Lender, as of the date hereof, as follows:
(a)	the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(b)	there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy, except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect;

(c)	there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement or any other Loan Document;

(d)	except for the Existing Events of Default, no Default has occurred and is continuing;

(e)	this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and

(f)	the execution, delivery and performance by the Borrower of this Amendment does not (i) contravene the Borrower’s Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or (iii) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties) on any of the Borrower’s properties.

     SECTION 5.2. Disclosure. In furtherance of, and not in limitation of, Section 6.13 of the Credit Agreement, all factual information heretofore or contemporaneously furnished by the Borrower in writing to any Agent or Lender for purposes of, or in connection with, this Amendment, taken as a whole, is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading.
     SECTION 5.3. Non-Impairment, etc. After giving effect to this Amendment, neither the modification of the Existing Credit Agreement or any other Loan Document effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment or any other Loan Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Security Agreements (as in effect immediately prior to the Second Amendment Effective Date, the “Existing Security Documents”), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. Neither the modification of the Existing Credit Agreement nor the execution, delivery, performance or effectiveness of this Amendment requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. Under the foregoing circumstances, the position of the Lenders with respect to such Liens, the Collateral (as defined in the Existing Security Documents) in which a security interest was granted pursuant to the Existing Security Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Security Agreements have not been adversely affected in any material respect by the modification of the Existing Credit Agreement effected pursuant to this Amendment or by the execution, delivery, performance or effectiveness of this Amendment.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1. Full Force and Effect; Amendment. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed. The waivers and amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly waived and amended hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any other Obligor which would require the consent of any of the Lenders under the Credit Agreement or any of the other Loan Documents.
     SECTION 6.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including, without limitation, the provisions relating to forum selection, consent to jurisdiction and waiver of jury trial included in Sections 10.14 and 10.15 of the Credit Agreement, which provisions are hereby acknowledged and confirmed by each of the parties hereto. Any breach of any representation, warranty, condition, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 6.3. Amendment Fee. The Borrower shall have paid, without setoff, deduction or counterclaim, a non-refundable amendment fee in the amount of twelve and a half (12.5) basis points of the sum of such Lender’s Revolving Loan Commitment and the outstanding principal amount of Term Loans payable to it, as of the date hereof, for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a written Lender Consent, authorizing the Administrative Agent to execute this Amendment, at or prior to 5:00 p.m. New York time, on or before November 5, 2007 (as such time may be extended by the Borrower). The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on November 6, 2007 (or, in the event that the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.
     SECTION 6.4. Fees and Expenses. The Borrower shall have paid all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees and disbursements of Mayer Brown LLP, as counsel for the Administrative Agent.
     SECTION 6.5. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
     SECTION 6.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 6.7. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.
     SECTION 6.8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 6.9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 6.10. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

STILLWATER MINING COMPANY
By:	/s/ John R. Stark
	Name:	John R. Stark
	Title:	Vice President, Human Resources, Secretary and General Counsel

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent
By:	/s/ Ian Murray
	Name:	Ian Murray
	Title:	Authorized Signatory